Second Quarter 2015 Earnings Call July 30, 2015 Supplemental Slides

2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2014, the Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated July 29, 2015, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements

3 Table of Contents Q2 2015 Summary................................................................................................................................................. 4-5 Development ......................................................................................................................................................... 6-7 Reliant Transaction Summary................................................................................................................................ 8 Highlights............................................................................................................................................................... . 9 Revenue - Inpatient Rehabilitation Segment......................................................................................................... 10 Adjusted EBITDA - Inpatient Rehabilitation Segment ........................................................................................... 11 Revenue - Home Health & Hospice Segment ....................................................................................................... 12 Adjusted EBITDA - Home Health & Hospice Segment ......................................................................................... 13 Earnings per Share................................................................................................................................................ 14 Adjusted Free Cash Flow ...................................................................................................................................... 15 2015 Guidance - Adjusted EBITDA ....................................................................................................................... 16 2015 Guidance - EPS............................................................................................................................................ 17 Appendix................................................................................................................................................................ 18 Adjusted Free Cash Flow History.......................................................................................................................... 19 Adjusted Free Cash Flow and Tax Assumptions.................................................................................................... 20 Priorities for Reinvesting Free Cash Flow ............................................................................................................. 21 Debt Schedule and Maturity Profile ...................................................................................................................... 22-23 Our New-Store/Same-Store IRF Growth .............................................................................................................. 24 Payment Sources (Percent of Revenues) ............................................................................................................. 25 Inpatient Rehabilitation Operational and Labor Metrics ........................................................................................ 26 Home Health & Hospice Operational Metrics ....................................................................................................... 27 Outstanding Share Summary, Warrant Information, and Conversion Price .......................................................... 28 History Recast by Segment................................................................................................................................... 29-32 Reconciliations to GAAP ....................................................................................................................................... 33-35 End Notes ............................................................................................................................................................. 36-38

4 Q2 2015 Summary (Q2 2015 vs. Q2 2014) Q2 YTD HealthSouth Consolidated 2015 2014 Delta % 2015 2014 Delta % ($millions) Net operating revenues $ 764.4 $ 604.4 $ 160.0 26.5% $1,505.0 $1,195.6 $ 309.4 25.9% Adjusted EBITDA* $ 169.5 $ 152.7 $ 16.8 11.0% $ 325.6 $ 296.8 $ 28.8 9.7% Major takeaways for the quarter: u Strong volume growth in both segments u Adjusted EBITDA growth of 11.0% driven by Encompass acquisition; IRF segment down against a tough comparison impacted by retroactive SSI(1) adjustment (~$5 million) and group medical (~$4 million) headwinds u Substantial development activity across both segments Ÿ IRF Segment - Announced Reliant, closed an acquisition, formed a new JV and announced 4 JVs Ÿ Home Health - Acquired 5 locations and opened one new location Major takeaways for the YTD: u Strong volume growth in both segments u Adjusted EBITDA growth of 9.7% driven by Encompass acquisition; IRF segment impacted by retroactive SSI(1) adjustment (~$5 million), group medical (~$4 million), and litigation settlement headwinds(2) (~$4 million) in 2015 * Reconciliation to GAAP provided on pages 33-35 Refer to pages 36-38 for end notes.

5 Q2 2015 Summary (cont.) u Balance sheet enhancements: Ÿ Completed the call of the $290 million of 8.125% senior notes due 2020 Converted the residual 6.5% Series A Convertible Perpetual Preferred Stock(3b) into 3,271,415 common shares, which increased the basic share count but did not change the diluted share count. The conversion will have a net annual positive effect on cash of $3.2 million, based on the current common dividend level of $0.23 per share. Ÿ u Diluted earnings per share comparison significantly impacted by certain items (see table on page 14) Ÿ Q2 2014 earnings per share were positively impacted by a $27.2 million gain, or $0.26 per share, related to the increase in ownership and consolidation of Fairlawn(4). Ÿ Q2 2015 earnings per share were negatively impacted by approx. $19 million, or $0.11 pershare, for loss on extinguishment of debt related to the call of the 2020 senior notes. u Shareholder distributions: Ÿ Paid quarterly cash dividend of $0.21 per share on April 15, 2015 Ÿ Declared a $0.21 per share quarterly cash dividend paid on July 15, 2015 Ÿ Approved an increase in the quarterly dividend of 9.5% to $0.23 per share on July 16, 2015 Refer to pages 36-38 for end notes.

Q2 2015 Development

New inpatient rehabilitation development:

- Announced Reliant acquisition on June 11, 2015; expected to close in Q4 2015
- Began operating a 50-bed inpatient rehabilitation hospital in Savannah, GA with our joint venture partner, Memorial Health, on April 1, 2015; the joint venture will build a new, 50-bed replacement hospital, which is expected to be complete in the first half of 2016.
- Acquired Cardinal Hill Rehabilitation Hospital in Lexington, KY (158 licensed inpatient rehabilitation beds and 74 licensed skilled nursing beds) on May 1, 2015
- Continued the construction of a 40-bed inpatient rehabilitation hospital in Franklin, TN; expected to be operational in Q4 2015
- Signed joint venture agreements with:
  - West Tennessee Healthcare in Jackson, TN - assume management of an existing unit on January 1, 2016; expect to begin construction of new 48-bed inpatient rehabilitation hospital in 2016
  - St. John Health System - operate existing 24-bed unit in Tulsa, OK (begin Q4 2015); construct new 40-bed inpatient rehabilitation hospital in Broken Arrow, OK; expect to be complete Q4 2016
  - Mount Carmel Health System in Westerville, OH - construct new 60-bed inpatient rehabilitation hospital; expect to be complete Q1 2017
  - CHI St. Vincent in Hot Springs, AR - operate existing 27-bed inpatient rehabilitation unit (begin Q4 2015); construct and re-locate to new 40-bed inpatient rehabilitation hospital; expect to be complete Q2 2016

6

HEALTHSOUTH

Q2 2015 Development

New inpatient rehabilitation development (cont.):

- Continued the construction of a 50-bed inpatient rehabilitation hospital in Modesto, CA; expect to be operational in Q2 2016
- Continued the permitting process for the 50-bed inpatient rehabilitation hospital in Murrieta, CA; expect to be operational in first half of 2018

New home health and hospice:

- Acquired (all located in HealthSouth IRF markets):
  - Harvey Home Health - one location in Houston, TX in April 2015
  - Cardinal Hill - one location in Lexington, KY in May 2015
  - Heritage Home Health - one location in Texarkana, AR in May 2015
  - Alliance Home Health - two locations in the Fayetteville, AR area in June 2015
- Opened location in Ardmore, OK in May 2015

7

HEALTHSOUTH

Transaction Summary

Reliant
HOSPITAL PARTNERS

- Acquisition adds 11 inpatient rehabilitation hospitals in Texas, Massachusetts, and Ohio with a total of 902 beds.
- Reliant generated approx. $249 million of revenue in 2014.
- All 11 hospitals are leased, and 7 of those leases are treated as capital leases for accounting purposes. HealthSouth will assume the lease obligations of all 11 acquired hospitals.



- 8 IRFs in Texas
- 2 IRFs in Massachusetts
- 1 IRF in Ohio

- ***$730 million purchase price***
  - *Expect to realize approx. $125 million to $150 million (NPV) tax benefit*
  - *The cash purchase price will be reduced based on any remaining limited partner equity interests at closing (limited partner interests currently aggregated to less than 10% of Reliant).*
  - *Capital lease obligation to be recognized on HealthSouth's balance sheet upon closing preliminarily estimated at approx. $210 million.*
- ***Accretive upon closing***
  - *Reliant generated Adjusted EBITDA of approx. $82 million in 2014.*
  - *The acquisition is expected to be immediately accretive (excluding transaction costs) to earnings per share.*
- ***Transaction expected to be funded with cash on hand and senior debt***
- ***Expected to close in Q4 2015***
  - *Subject to Hart-Scott-Rodino approval and other regulatory approvals*

8

HEALTHSOUTH

9 Highlights u Surgical Care Affiliates (SCA) option Ÿ In connection with the 2007 sale of its surgery centers division (now known as Surgical Care Affiliates), the Company received an option to purchase up to a 5% equity interest in SCA. Ÿ In April 2015, the Company exercised the option resulting in the receipt of 326,242 shares of SCA common stock. .Ÿ In Q2 2015, the Company sold 132,308 shares of SCA common stock for $5.2 million in total proceeds. Ÿ The option exercise and subsequent share sales resulted in a $2.6 million gain in Q2 2015, which is included in Consolidated Adjusted EBITDA and not segment Adjusted EBITDA (see table on page 14).

Q2 2015 Inpatient Rehabilitation Segment Revenue

($millions)	Q2 2015	Q2 2014	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 618.7	$ 569.7	8.6%
Outpatient and other	26.6	27.4	(2.9%)
Total segment revenue	**$ 645.3**	**$ 597.1**	8.1%
(Actual Amounts)			
Discharges	36,408	33,620	8.3%
New-store discharge growth			5.5%
Same-store discharge growth			2.8%
Net patient revenue / discharge	$ 16,994	$ 16,945	0.3%

- **Revenue growth was driven primarily by strong discharge volume growth across all major payors.**
- **New-store discharge growth was driven by the addition of four new hospitals in Q4 2014, the Fairlawn[4] consolidation (June 2014) and the addition of Savannah (April) and Cardinal Hill (May) in Q2 2015.**
- **Revenue per discharge was negatively impacted by:**
  - The effect of a negative retroactive SSI[1] adjustment of approx. $5 million in Q2 2015 against a positive SSI adjustment of approx. $2 million in Q2 2014
  - Proportionally higher discharge growth from managed care (non-Medicare Advantage) and Medicaid, where the reimbursement per discharge is lower

Refer to pages 36-38 for end notes.

10

HEALTHSOUTH

Adjusted EBITDA* - Inpatient Rehabilitation Segment

($millions)	Q2 2015	% of Revenue	Q2 2014	% of Revenue
Net operating revenues	$645.3		$ 597.1	
Less: Provision for doubtful accounts	(10.2)	1.6%	(9.2)	1.5%
Net operating revenues less provision for doubtful accounts	635.1		587.9	
Operating expenses:				
Salaries and benefits	(317.6)	49.2%	(280.2)	46.9%
Other operating expenses[(a)]	(93.5)	14.5%	(84.0)	14.1%
Supplies	(29.9)	4.6%	(27.7)	4.6%
Occupancy costs	(10.7)	1.7%	(10.2)	1.7%
	(134.1)	20.8%	(121.9)	20.4%
Other income[(b)]	0.4		1.0	
Equity in nonconsolidated affiliates	2.3		2.6	
Noncontrolling interests	(15.6)		(14.7)	
Segment Adjusted EBITDA	**$170.5**		**$ 174.7**	
Percent change	(2.4)%			

In arriving at Adjusted EBITDA, the following were excluded:	Q2 2015	Q2 2014
(a) Loss on disposal or impairment of assets	$ 0.9	$ 1.7
(b) Gain related to our consolidation of Fairlawn Rehabilitation Hospital[(4)]	$ —	$ 27.2

Segment Adjusted EBITDA* for the quarter of $170.5 million

Q2 2015 includes:

- Approx. $5 million for the negative impact of a retroactive SSI adjustment[(1)] (Q2 2014 included approx. $2 million favorable impact of retroactive SSI adjustment)

- Approx. $4 million increase to group medical insurance reserves

- Approx. $1.6 million for planned investments in our operating platform

- Higher bad debt expense attributable to additional claims denials and continued adjudication delays

* Reconciliation to GAAP provided on pages 33-35

Refer to pages 36-38 for end notes.

11

HEALTHSOUTH

12 Q2 2015 Home Health and Hospice Segment Revenue Q2 Q2 ($millions) 2015 2014 Home health revenue $ 111.5 $ 7.3 Hospice revenue 7.6 — Total segment revenue $ 119.1 $ 7.3 (Actual Amounts) Admissions 16,862 1,913 Episodes 31,817 2,097 Revenue per episode $ 3,082 $ 3,387 u Q2 2015 includes Encompass Home Health and Hospice which was purchased on December 31, 2014 and HealthSouth's legacy home health agencies. u Q2 2014 includes only HealthSouth's legacy home health agencies. u Admissions, recertifications, and episodes were up significantly both in agencies owned by Encompass prior to 2014 and those acquired in 2014 (see page 27). Historical information for Encompass Home Health and Hospice and HealthSouth's legacy home health agencies can be found on page 27.

13 Q2 % of Revenue Q2 % of Revenue($millions) 2015 2014 Net operating revenues $ 119.1 $ 7.3 Less: Provision for doubtful accounts (0.7) 0.6% (0.1) 1.4% Net operating revenues less provision for doubtful accounts 118.4 7.2 Operating expenses(a): Cost of services (56.7) 47.6% (4.2) 57.5% Support and overhead costs (41.0) 34.4% (1.7) 23.3% (97.7) 82.0% (5.9) 80.8% Noncontrolling interests (1.7) (0.1) Segment Adjusted EBITDA $ 19.0 $ 1.2 In arriving at Adjusted EBITDA, the following was excluded: (a) Gain on disposal or impairment of assets (0.1) — Adjusted EBITDA* - Home Health and Hospice Segment Segment Adjusted EBITDA* for Q2 2015 of $19.0 million benefited from the acquisition of Encompass. Q2 2014 Adjusted EBITDA* represents HealthSouth's legacy home health agencies. New home health and hospice locations: Ÿ Acquired (all in HealthSouth IRF markets): — Harvey Home Health - one location in Houston, TX in April 2015 — Cardinal Hill - one location in Lexington, KY in May 2015 — Heritage Home Health - one location in Texarkana, AR in May 2015 — Alliance Home Health - two locations in the Fayetteville, AR area in June 2015 Ÿ Opened location in Ardmore, OK in May 2015 * Reconciliation to GAAP provided on pages 29-31 * Reconciliation to GAAP provided on pages 33-35

Earnings per Share

(In Millions, Except Per Share Data)	Q2 2015	Q2 2014	6 Months 2015	6 Months 2014
Inpatient Rehabilitation Segment Adjusted EBITDA	$ 170.5	$ 174.7	334.9	341.6
Home Health and Hospice Segment Adjusted EBITDA	19.0	1.2	35.9	1.8
General and administrative expenses	(22.6)	(23.2)	(47.8)	(46.6)
Gain related to SCA equity interest	2.6	—	2.6	—
Consolidated Adjusted EBITDA	169.5	152.7	325.6	296.8
Interest expense and amortization of debt discounts and fees	(30.9)	(27.8)	(62.7)	(55.7)
Depreciation and amortization	(32.7)	(26.4)	(64.6)	(52.8)
Stock-based compensation expense	(6.2)	(7.0)	(15.6)	(14.3)
Other, including noncash (loss) gain on disposal or impairment of assets	(0.8)	(1.7)	0.7	(3.0)
	98.9	89.8	183.4	171.0
Certain nonrecurring items:				
Government, class action, and related settlements	—	0.8	(8.0)	0.8
Loss on early extinguishment of debt	(18.8)	—	(20.0)	—
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	27.2	—	27.2
Professional fees - accounting, tax, and legal	(0.1)	(2.0)	(2.3)	(3.6)
Reliant transaction costs	(3.3)	—	(3.3)	—
Pre-tax income	76.7	115.8	149.8	195.4
Income tax expense[5]	(32.2)	(36.5)	(62.5)	(69.3)
Income from continuing operations[6]	$ 44.5	$ 79.3	$ 87.3	$ 126.1
Income allocated to participating securities[7]	$ (0.3)	$ (1.1)	(0.6)	(1.6)
Convertible perpetual preferred dividends[7]	—	(1.5)	(1.6)	(3.1)
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)[8]	2.3	2.3	4.6	4.5
Basic shares[3]	89.8	86.7	88.4	87.0
Diluted shares[3][9]	101.5	100.6	101.3	100.8
Basic earnings per share[6][7]	$ 0.49	$ 0.89	$ 0.96	$ 1.40
Diluted earnings per share[6][8]	$ 0.47	$ 0.81	$ 0.91	$ 1.29

- ***Earnings per share for the quarter and 6 months of 2015 were negatively impacted by:***
  - *The net effect of certain nonrecurring items including the loss on debt extinguishment (Q2 2015), Reliant transaction costs (Q2 2015), and the General Medicine settlement (Q1 2015)*
  - *Higher interest expense and amortization of debt discounts and fees related to the debt for the Encompass acquisition*
  - *Higher depreciation and amortization related to recent capital investments*
- ***Earnings per share for the quarter and 6 months of 2014 were positively impacted by the net effect of certain nonrecurring items.***

Refer to pages 36-38 for end notes.

14

HEALTHSOUTH

15 Adjusted Free Cash Flow 6 Mos. 2014 Adjusted EBITDA Cash Interest Expense Cash Tax Payments, Net of Refunds Working Capital and Other Maintenance Capital Expenditures Preferred Dividends Adjusted Free Cash Flow 6 Mos. 2015 $163.0 $28.8 ($7.0) $6.4 ($28.6) $11.3 $— $173.9 2015 Adjusted Free Cash Flow(10) Through 6 Months* * Reconciliation to GAAP provided on page 19 Refer to pages 36-38 for end notes. u YTD adjusted free cash flow(10) grew as a result of increased Adjusted EBITDA and lower maintenance capital expenditures, offset by higher working capital and cash interest expense. Ÿ Higher working capital mainly attributable to growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level (approx. three years) Ÿ Lower maintenance capital spending compared to the first 6 months of 2014 which included approx. $12 million for equipment purchased in Q4 2013 and paid for in early 2014

2015 Guidance - Adjusted EBITDA*

Adjusted EBITDA ▶ $670 million to $680 million

HealthSouth currently expects its 2015 Adjusted EBITDA guidance for 2015 to be in the lower end of this range.

- **Inpatient rehabilitation segment considerations for July 1, 2015 through December 31, 2015:**
  - Discharge growth between 7% and 8% (includes Cardinal Hill in Lexington, KY and the Savannah, GA transactions closed in Q2 2015)
  - Revenue growth between 8.5% and 10.0%
  - Bad debt expense of approx.1.5% - 1.7%
  - Assumes a payor mix similar to Q2 2015
- **Home health and hospice segment considerations for 2015:**
  - Encompass contribution of approx. $72 million in Adjusted EBITDA after noncontrolling interest (does not include HealthSouth's legacy 25 home health agencies)[11]
  - In 2014, HealthSouth's legacy 25 home health agencies contributed $3.9 million to Adjusted EBITDA (see page 32).
- **Other considerations for 2015:**
  - Approx. $8 million of new investments in our operating platform
    - Contractual increase for our clinical information system (CIS)
    - New medical services department
    - Additional hospital staff for quality reporting
    - Bundling pilot participation

- *Net Adjusted EBITDA contributions from Cardinal Hill and Savannah, GA are included in the 2015 guidance.*
- *Net Adjusted EBITDA contributions for the Reliant acquisition, which is expected to close in Q4 2015, are not included in the guidance.*

16

* Reconciliation to GAAP provided on pages 33-35

Refer to pages 36-38 for end notes.

HEALTHSOUTH.

2015 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth ▶ $ 2.11 to $ 2.17

HealthSouth currently expects its 2015 EPS guidance for 2015 to be in the lower end of this range.

(In Millions, Except Per Share Data)	Actual 2014	EPS Guidance 2015 Low	EPS Guidance 2015 High
Adjusted EBITDA	$ 577.6	$ 670	$ 680
Interest expense and amortization of debt discounts and fees	(109.2)	(123)	
Depreciation and amortization	(107.7)	(134)	
Stock-based compensation expense	(23.9)	(28)	
Other, including noncash loss on disposal and impairment of assets	(6.7)	(5)	
	330.1	380	390
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	1.7	(8)	
Professional fees - accounting, tax, and legal	(9.3)	(4)	
Loss on early extinguishment of debt	(13.2)	(21)	
Gain related to consolidation of Fairlawn Rehabilitation Hospital[4]	27.2	—	
Encompass transaction costs	(9.3)	—	
Reliant transaction costs	—	(3)	
Pre-tax income	327.2	344	354
Income tax	(110.7)	(138)	(142)
Income from continuing operations[6]	$ 216.5	$ 206	$ 212
Income allocated to participating securities[7]	$ (2.3)	$ (2)	$ (2)
Convertible perpetual preferred dividends[7]	(6.3)	(2)	(2)
After-tax convertible debt interest expense[8]	9.0	9	9
Basic shares[3]	86.8	89.5	89.5
Diluted shares[3][9]	100.7	101.8	101.8
Earnings per share[6]	$ 2.24	$ 2.11	$ 2.17

Considerations:

- *Higher depreciation and amortization related to recent capital investments*
- *Higher interest expense and amortization of debt discounts and fees related to the increased debt for the Encompass acquisition*
- *Reliant transaction costs represent costs incurred in Q2 2015 only and do not represent the total expected costs.*
- *Assumes provision for income tax of approx. 40% (cash taxes expected to be $10 - $15 million for full-year 2015)*
- *Basic share count includes 3.2 million shares for the conversion of the Company's convertible preferred security to the Company's common stock on April 23, 2015[3b].*
- *Diluted share count includes 8.2 million shares for the 2.00% convertible notes[3a]. If converted, the basic share count would increase by approx. 8.7 million shares and the diluted share count would increase by approx. 0.5 million shares (related to the make whole provision).*

Refer to pages 36-38 for end notes.

17

HEALTHSOUTH.

Appendix

Adjusted Free Cash Flow[10] History

($millions)	Q2 2015	Q2 2014	6 Months 2015	6 Months 2014	Full-Year 2014
Net cash provided by operating activities	$ 102.9	$ 128.0	$ 204.9	$ 235.1	$ 444.9
Impact of discontinued operations	0.2	1.0	0.3	1.2	1.2
Net cash provided by operating activities of continuing operations	103.1	129.0	205.2	236.3	446.1
Capital expenditures for maintenance	(18.2)	(17.6)	(36.5)	(47.8)	(92.0)
Dividends paid on convertible perpetual preferred stock	(1.5)	(1.5)	(3.1)	(3.1)	(6.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.0)	(13.4)	(26.2)	(25.4)	(54.1)
Nonrecurring items:					
Cash paid for professional fees - accounting, tax, and legal	2.7	2.0	3.4	3.6	8.6
Encompass transaction costs and related assumed liabilities	—	—	17.7	—	2.0
Reliant transaction costs	1.6	—	1.6	—	—
Net premium on bond issuance/repayment	11.8	—	3.8	—	4.3
Cash received for government, class action, and related settlements	8.0	(0.6)	8.0	(0.6)	2.7
Adjusted free cash flow	**$ 94.5**	**$ 97.9**	**$ 173.9**	**$ 163.0**	**$ 311.3**
Cash dividends on common stock	**$ 18.5**	**$ 15.8**	**$ 37.1**	**$ 31.6**	**$ 65.8**

- **Adjusted free cash flow[10] for Q2 2015 was impacted by higher working capital and cash interest expense.**
  - Higher working capital mainly attributable to growth in accounts receivable due to additional claims denials and continued delays at the administrative law judge hearing level (approx. three years)
- **Adjusted free cash flow[10] for 6 months 2014 was impacted by higher maintenance capital spending, which included approx. $12 million for equipment purchased in Q4 2013 and paid for in early 2014.**

19

Refer to pages 36-38 for end notes.

HEALTHSOUTH

20 Adjusted Free Cash Flow(10) and Tax Assumptions Certain Cash Flow Items(10) (millions) 6 Months 2015 Actual 2015 Assumptions 2014 Actual • Cash interest expense(12) $56.4 $106 to $111 $96.5 • Cash payments for taxes, net of refunds $5.0 $10 to $15 $16.4 • Working Capital and Other $50.8 $55 to $65 $55.0 • Maintenance CAPEX(13) $36.5 $90 to $100 $92.0 • Dividends paid on preferred stock $3.1 $3 $6.3 • Dividends on common stock(14) $37.1 $77 $65.8 Refer to pages 36-38 for end notes. GAAP Tax Considerations: • As of 6/30/15, the Company’s federal NOL had a gross balance of approx. $485 million. • The Company has a remaining valuation allowance of approx. $23 million related to state NOLS. • The Encompass acquisition includes approx. $40 million (NPV) tax benefit (in addition to the Company's NOLs).

21 Priorities for Reinvesting Free Cash Flow* Opportunities (in millions) 6 Months 2015 2015 2014 Actuals Assumptions Actuals IRF bed expansions $10.1 $30 to $40 $23.6 New IRF's - De novos 15.0 40 to 60 53.7 - Acquisitions 56.5 TBD 20.2 New home health and hospice acquisitions 21.1 30 to 40 674.6 $102.7 $100 to $140, excluding IRF acquisitions $772.1 6 Months 2015 2015 2014 Actuals Assumptions Actuals Debt (borrowings) redemptions, net(15)(16)(17) $5.8 TBD $(614.1) Purchase leased properties — TBD 20.0 Cash dividends on common stock(14) 37.1 75 65.8 Common stock repurchase (~$207 million authorization remaining as of June 30, 2015)(18) — TBD 43.1 $42.9 TBD $(485.2) Complements Growth Investments Shareholder Distributions Growth in Core Business Debt Reduction Remain s Highest Priorit y * Reconciliation to GAAP provided on pages 33-35 Refer to pages 36-38 for end notes.

22 Debt Schedule Change in June 30, Dec. 31, Debt vs. ($millions) 2015(16)(17) 2014 YE 2014 Advances under $600 million revolving credit facility, September 2019 - LIBOR +200bps(15)(16) $ 153.0 $ 325.0 $ (172.0) Term loan facility, September 2019 - LIBOR +200bps(15)(16) 195.0 450.0 (255.0) Bonds Payable: 8.125% Senior Notes due 2020(17) — 287.0 (287.0) 7.75% Senior Notes due 2022 227.1 227.1 — 5.125% Senior Notes due 2023(17) 300.0 — 300.0 5.75% Senior Notes due 2024(16) 863.7 456.2 407.5 2.0% Convertible Senior Subordinated Notes due 2043(3a) 262.4 258.0 4.4 Other notes payable 40.4 41.6 (1.2) Capital lease obligations 84.2 86.7 (2.5) Long-term debt $ 2,125.8 $ 2,131.6 $ (5.8) Debt to Adjusted EBITDA*(19) 3.5x 3.7x * Reconciliation to GAAP provided on pages 33-35 Refer to pages 36-38 for end notes.

23 2015 2018 2019 2019 2020 2021 2022 2023 2024 2043 $300 Senior Notes 5.125% $850 Senior Notes 5.75% $320 Conv. Sr. Sub. Notes(3a) 2.0% $226 Senior Notes 7.75% $153 Drawn + $33 LC Holders have a put option in 2020 As of June 30, 2015 (20) Debt Maturity Profile - Face Value Callable beginning September 2015 ($ in millions) $414 Undrawn $195 Term Loan Refer to pages 36-38 for end notes. Callable beginning November 2017 $2.5 million quarterly term loan payments began March 2015. HealthSouth is positioned with a cost-efficient, flexible capital structure. Callable beginning March 2018

24 10.0 8.0 6.0 4.0 2.0 0.0 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Our New-Store/Same-Store IRF Growth Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Fairlawn (4) 0.6% 1.9% 1.9% 2.0% 1.1% St. Vincent's(21) 1.3% 1.2% 1.2% 1.3% New Store 2.8% 2.6% 1.1% 0.4% 1.0% 1.1% 1.2% 1.2% 0.7% 1.7% 2.5% 2.5% 2.0% 1.0% —% 0.6% 1.8% 4.4% Same Store 5.0% 3.5% 4.0% 1.7% 5.0% 1.9% 1.7% 3.0% 2.2% 3.3% 3.2% 1.3% 0.4% 1.4% 1.9% 2.2% 2.9% 2.8% Total by Qtr. 7.8% 6.1% 5.1% 2.1% 6.0% 3.0% 4.2% 5.4% 4.1% 6.3% 5.7% 3.8% 2.4% 3.0% 3.8% 4.7% 6.7% 8.3% Total by Year 5.2% 4.6% 5.0% 3.5% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Cypress, TX (40 beds) Cincinnati, OH (40 beds) Ocala, FL (40 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) Refer to page 36-38 for end notes. Lexington, KY (158 beds) Savannah, GA (50 beds)

25 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q2 Q2 Q2 6 Months Full-Year 2015 2014 2015 2014 2015 2014 2015 2014 2014 Medicare 72.7% 73.9% 83.9% 96.8% 74.5% 74.1% 74.7% 74.7% 74.1% Medicaid 2.6% 1.8% 5.8% —% 3.1% 1.8% 2.9% 1.5% 1.8% Workers' compensation 1.1% 1.2% —% —% 0.9% 1.2% 0.9% 1.2% 1.2% Managed care and other discount plans, including Medicare Advantage(22) 19.2% 18.9% 10.1% 2.2% 17.8% 18.7% 18.0% 18.4% 18.6% Other third-party payors 2.1% 1.7% 0.1% 1.0% 1.8% 1.7% 1.6% 1.6% 1.8% Patients 0.7% 0.9% 0.1% —% 0.6% 0.9% 0.6% 1.0% 1.0% Other income 1.6% 1.6% —% —% 1.3% 1.6% 1.3% 1.6% 1.5% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Refer to pages 36-38 for end notes.

26 Inpatient Rehabilitation Operational and Labor Metrics Q2 Q1 Q4 Q3 Q2 Q1 Full-Year 2015 2015 2014 2014 2014 2014 2014 (In Millions) Net patient revenue-inpatient $ 618.7 $ 606.6 $ 580.9 $ 563.7 $ 569.7 $ 558.2 $ 2,272.5 Net patient revenue-outpatient and other revenues 26.6 23.7 24.9 26.2 27.4 26.3 104.8 Net operating revenues $ 645.3 $ 630.3 $ 605.8 $ 589.9 $ 597.1 $ 584.5 $ 2,377.3 Discharges(23) 36,408 35,116 34,465 33,541 33,620 32,889 134,515 Outpatient visits 144,914 131,353 142,688 144,510 149,664 142,693 579,555 Average length of stay 13.0 13.3 12.9 13.2 13.1 13.4 13.2 Occupancy % 70.4% 72.8% 68.4% 69.6% 70.5% 71.9% 68.4% # of licensed beds 7,374 7,100 7,095 6,890 6,884 6,825 7,095 Occupied beds 5,191 5,169 4,853 4,795 4,853 4,907 4,853 Full-time equivalents (FTEs)(24) 17,601 17,002 16,792 16,499 16,251 16,078 16,405 Contract labor 118 116 86 78 99 82 86 Total FTE and contract labor 17,719 17,118 16,878 16,577 16,350 16,160 16,491 EPOB(25) 3.41 3.31 3.48 3.46 3.37 3.29 3.40 Refer to pages 36-38 for end notes.

Home Health and Hospice Operational Metrics

	Home Health & Hospice Segment		Encompass Home Health and Hospice					HealthSouth's 25 Legacy Home Health Agencies				
	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014	Q4 2014	Q3 2014	Q2 2014	Q1 2014	Full-Year 2014
							(In Millions)					
Net home health revenue	$ 111.5	$ 103.9	$ 95.2	$ 89.5	$ 85.1	$ 77.6	$ 347.4	$ 7.6	$ 7.0	$ 7.3	$ 6.7	$ 28.6
Net hospice and other revenue	7.6	6.4	6.1	5.6	5.2	4.6	21.5	—	—	—	—	—
Net operating revenues	$ 119.1	$ 110.3	$ 101.3	$ 95.1	$ 90.3	$ 82.2	$ 368.9	$ 7.6	$ 7.0	$ 7.3	$ 6.7	$ 28.6
Home Health:							(Actual Amounts)					
Admissions[26]	16,862	16,499	13,125	12,505	11,870	11,532	49,032	1,893	1,839	1,913	1,900	7,545
Recertifications	15,103	14,485	14,256	13,479	12,461	11,365	51,561	304	247	242	237	1,030
Episodes	31,817	29,512	27,449	25,673	23,966	21,826	98,914	2,092	2,012	2,097	2,035	8,236
Average revenue per episode	$ 3,082	$ 3,102	$ 3,034	$ 3,020	$ 3,080	$ 3,066	$ 3,049	$ 3,512	$ 3,373	$ 3,387	$ 3,178	$ 3,364
Episodic visits per episode	19.4	19.6	19.3	19.6	20.1	20.4	19.8	19.2	18.8	18.4	18.7	18.8
Total visits	675,095	630,999	578,158	547,862	523,751	481,956	2,131,727	41,379	38,940	39,876	39,477	159,672
Cost per visit	$ 71	$ 71	$ 69	$ 67	$ 64	$ 65	$ 67	$ 110	$ 105	$ 106	$ 108	$ 108
Hospice:												
Admissions[27]	594	624	502	416	403	374	1,695	N/A	N/A	N/A	N/A	N/A
Patient days	49,272	40,898	37,353	36,973	34,336	32,773	141,435	N/A	N/A	N/A	N/A	N/A
Revenue per day	$ 154	$ 156	$ 162	$ 153	$ 151	$ 142	$ 152	N/A	N/A	N/A	N/A	N/A

Refer to pages 36-38 for end notes.

27

HEALTHSOUTH.

28 Outstanding Share Summary, Warrant Information, and Conversion Price Weighted Average for the Period Q2 6 Months Full-Year (Millions) 2015 2014 2015 2014 2014 2013 2012 Basic shares outstanding(9)(28)(29) 89.8 86.7 88.4 87.0 86.8 88.1 94.6 Diluted shares outstanding(3)(9)(28)(29) 101.5 100.6 101.3 100.8 100.7 102.1 108.1 End of Period Q2 6 Months Full-Year (Millions) 2015 2014 2015 2014 2014 2013 2012 Basic shares outstanding(9)(28)(29) 90.6 86.5 90.6 86.5 86.6 86.8 94.6 Convertible perpetual preferred stock(3) — 0.096 — 0.096 0.096 0.096 0.353 If converted, equivalent common shares — 3.2 — 3.2 3.2 3.2 11.6 Convertible senior subordinated notes(3) $320.0 $320.0 $320.0 $320.0 $320.0 $320.0 — If converted, equivalent common shares 8.2 8.2 8.2 8.2 8.2 8.1 — Approx. Approx. Date Conversion Rates Conversion Price Convertible perpetual preferred stock (Forced conversion on April 23, 2015)(3) 4/1/2015 33.9905 $29.42 Convertible senior subordinated notes(3) 7/1/2015 26.1084 $38.30 Refer to pages 36-38 for end notes.

History Recast by Segment

	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014			
	Inpatient Rehabili-tation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated	Inpatient Rehabili-tation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
Net operating revenues	$ 630.3	$ 110.3	$ —	$ 740.6	$ 584.5	6.7	—	$ 591.2
Less: Provision for doubtful accounts	(11.0)	(0.6)	—	(11.6)	(7.4)	(0.1)	—	(7.5)
	619.3	109.7	—	729.0	577.1	6.6	—	583.7
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(306.4)	—	(78.7)	(385.1)	(280.9)	—	(5.2)	(286.1)
Other operating expenses[(a)]	(95.2)	—	(9.5)	(104.7)	(82.7)	—	(0.5)	(83.2)
Supplies	(29.8)	—	(1.6)	(31.4)	(27.5)	—	(0.1)	(27.6)
Occupancy	(10.4)	—	(1.7)	(12.1)	(10.4)	—	(0.1)	(10.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(53.4)	53.4	—	—	(4.2)	4.2	—
Support and overhead costs	—	(38.1)	38.1	—	—	(1.7)	1.7	—
	(441.8)	(91.5)	—	(533.3)	(401.5)	(5.9)	—	(407.4)
Other income	0.5	—	—	0.5	1.7	—	—	1.7
Equity in net income of nonconsolidated affiliates	1.6	—	—	1.6	4.3	—	—	4.3
Noncontrolling interest	(15.2)	(1.3)	—	(16.5)	(14.7)	(0.1)	—	(14.8)
Segment Adjusted EBITDA	**$ 164.4**	**$ 16.9**	**$ —**	**$ 181.3**	**$ 166.9**	**$ 0.6**	**$ —**	**167.5**
General and administrative expenses[(b)]				(25.2)				(23.4)
Adjusted EBITDA				**$ 156.1**				**$ 144.1**

Reconciliation to GAAP provided on pages 33-35

In arriving at Adjusted EBITDA, the following were excluded:

(a) (Gain) loss on disposal or impairment of assets	$ (1.5)	$ —	$ —	$ (1.5)	$ 1.3	$ —	$ —	$ 1.3
(b) Stock-based compensation expense	—	—	—	9.4	—	—	—	7.3

29

HEALTHSOUTH

History Recast by Segment

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
Net operating revenues	$ 645.3	$ 119.1	$ —	$ 764.4	$ 597.1	$ 7.3	$ —	$ 604.4
Less: Provision for doubtful accounts	(10.2)	(0.7)	—	(10.9)	(9.2)	(0.1)	—	(9.3)
	635.1	118.4	—	753.5	587.9	7.2	—	595.1
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(317.6)	—	(84.2)	(401.8)	(280.2)	—	(5.1)	(285.3)
Other operating expenses[(a)]	(93.5)	—	(9.9)	(103.4)	(84.0)	—	(0.6)	(84.6)
Supplies	(29.9)	—	(1.8)	(31.7)	(27.7)	—	(0.1)	(27.8)
Occupancy	(10.7)	—	(1.8)	(12.5)	(10.2)	—	(0.1)	(10.3)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(56.7)	56.7	—	—	(4.2)	4.2	—
Support and overhead costs	—	(41.0)	41.0	—	—	(1.7)	1.7	—
	(451.7)	(97.7)	—	(549.4)	(402.1)	(5.9)	—	(408.0)
Other income[(b)]	0.4	—	—	0.4	1.0	—	—	1.0
Equity in net income of nonconsolidated affiliates	2.3	—	—	2.3	2.6	—	—	2.6
Noncontrolling interest	(15.6)	(1.7)	—	(17.3)	(14.7)	(0.1)	—	(14.8)
Segment Adjusted EBITDA	**$ 170.5**	**$ 19.0**	**$ —**	**$ 189.5**	**$ 174.7**	**$ 1.2**	**$ —**	**175.9**
General and administrative expenses[(c)(d)]				(22.6)				(23.2)
Gain related to SCA equity interest				2.6				—
Adjusted EBITDA				**$ 169.5**				**$ 152.7**

Reconciliation to GAAP provided on pages 33-35

In arriving at Adjusted EBITDA, the following were excluded:								
(a) Loss (gain) on disposal or impairment of assets	$ 0.9	$ (0.1)	$ —	$ 0.8	$ 1.7	$ —	$ —	$ 1.7
(b) Gain related to our consolidation of Fairlawn Rehabilitation Hospital	—	—	—	—	27.2	—	—	27.2
(c) Reliant transaction costs	—	—	—	3.3	—	—	—	—
(d) Stock-based compensation expense	—	—	—	6.2	—	—	—	7.0

30

HEALTHSOUTH

History Recast by Segment

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclassifications	HealthSouth Consolidated
Net operating revenues	$ 1,275.6	$ 229.4	$ —	$ 1,505.0	$ 1,181.6	14.0	—	$ 1,195.6
Less: Provision for doubtful accounts	(21.2)	(1.3)	—	(22.5)	(16.6)	(0.2)	—	(16.8)
	1,254.4	228.1	—	1,482.5	1,165.0	13.8	—	1,178.8
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(624.0)	—	(162.9)	(786.9)	(561.1)	—	(10.3)	(571.4)
Other operating expenses[(a)]	(188.7)	—	(19.4)	(208.1)	(166.7)	—	(1.1)	(167.8)
Supplies	(59.7)	—	(3.4)	(63.1)	(55.2)	—	(0.2)	(55.4)
Occupancy	(21.1)	—	(3.5)	(24.6)	(20.6)	—	(0.2)	(20.8)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(110.1)	110.1	—	—	(8.4)	8.4	—
Support and overhead costs	—	(79.1)	79.1	—	—	(3.4)	3.4	—
	(893.5)	(189.2)	—	(1,082.7)	(803.6)	(11.8)	—	(815.4)
Other income[(b)]	0.9	—	—	0.9	2.7	—	—	2.7
Equity in net income of nonconsolidated affiliates	3.9	—	—	3.9	6.9	—	—	6.9
Noncontrolling interest	(30.8)	(3.0)	—	(33.8)	(29.4)	(0.2)	—	(29.6)
Segment Adjusted EBITDA	**$ 334.9**	**$ 35.9**	**$ —**	**$ 370.8**	**$ 341.6**	**$ 1.8**	**$ —**	**343.4**
General and administrative expenses[(c)(d)]				(47.8)				(46.6)
Gain related to SCA equity interest				2.6				—
Adjusted EBITDA				**$ 325.6**				**$ 296.8**

Reconciliation to GAAP provided on pages 33-35

In arriving at Adjusted EBITDA, the following were excluded:								
(a) (Gain) loss on disposal or impairment of assets	$ (0.6)	$ (0.1)	$ —	$ (0.7)	$ 3.0	$ —	$ —	$ 3.0
(b) Gain related to our consolidation of Fairlawn Rehabilitation Hospital	—	—	—	—	27.2	—	—	27.2
(c) Reliant transaction costs	—	—	—	3.3	—	—	—	—
(d) Stock based compensation expense	—	—	—	15.6	—	—	—	14.3

31

HEALTHSOUTH

History Recast by Segment

	Twelve Months Ended December 31, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
Net operating revenues	$ 2,377.3	$ 28.6	$ —	$ 2,405.9
Less: Provision for doubtful accounts	(31.2)	(0.4)	—	(31.6)
	2,346.1	28.2	—	2,374.3
Operating Expenses:				
Inpatient Rehabilitation:				
Salaries and benefits	(1,141.0)	—	(20.7)	(1,161.7)
Other operating expenses[(a)]	(342.5)	—	(2.4)	(344.9)
Supplies	(111.5)	—	(0.4)	(111.9)
Occupancy	(41.2)	—	(0.4)	(41.6)
Home Health and Hospice:				
Cost of services sold (excluding depreciation and amortization)	—	(17.0)	17.0	—
Support and overhead costs	—	(6.9)	6.9	—
	(1,636.2)	(23.9)	—	(1,660.1)
Other income[(b)]	4.0	—	—	4.0
Equity in net income of nonconsolidated affiliates	10.7	—	—	10.7
Noncontrolling interest	(59.3)	(0.4)	—	(59.7)
Adjusted EBITDA - Segment level	**$ 665.3**	**$ 3.9**	**$ —**	669.2
General and administrative expenses[(c)(d)]				(91.6)
Adjusted EBITDA				**$ 577.6**
Reconciliation to GAAP provided on pages 33-35				
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss on disposal or impairment of assets	$ 6.7	$ —	$ —	$ 6.7
(b) Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	27.2
(c) Stock-based compensation expense	—	—	—	23.9
(d) Encompass transaction costs	—	—	—	9.3

32

HEALTHSOUTH

33 Reconciliation of Net Income to Adjusted EBITDA(30) 2015 Q1 Q2 6 Months (in millions, except per share data) Total Per Share Total Per Share Total Per Share Net Income $ 59.0 $ 60.2 $ 119.2 Loss from disc ops, net of tax, attributable to HealthSouth 0.3 1.6 1.9 Net income attributable to noncontrolling interests (16.5) (17.3) (33.8) Income from continuing operations attributable to HealthSouth(31) 42.8 $ 0.44 44.5 $ 0.47 87.3 $ 0.91 Gov't, class action, and related settlements 8.0 — 8.0 Pro fees - acct, tax, and legal 2.2 0.1 2.3 Provision for income tax expense 30.3 32.2 62.5 Interest expense and amortization of debt discounts and fees 31.8 30.9 62.7 Depreciation and amortization 31.9 32.7 64.6 Loss on early extinguishment of debt 1.2 18.8 20.0 Other, including net noncash (gain) loss on disposal or impairment of assets (1.5) 0.8 (0.7) Stock-based compensation expense 9.4 6.2 15.6 Reliant transaction costs — 3.3 3.3 Adjusted EBITDA(30) $ 156.1 $ 169.5 $ 325.6 Weighted average common shares outstanding: Basic 87.1 89.8 88.4 Diluted 101.1 101.5 101.3 Refer to pages 36-38 for end notes.

Reconciliation of Net Income to Adjusted EBITDA[30]

	2014									
	Q1		Q2		Q3		Q4		Full-Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 61.5		$ 97.9		$ 64.8		$ 57.5		$ 281.7	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.1		(3.8)		0.9		(2.7)		(5.5)	
Net income attributable to noncontrolling interests	(14.8)		(14.8)		(14.7)		(15.4)		(59.7)	
Income from continuing operations attributable to HealthSouth[31]	46.8	$ 0.48	79.3	$ 0.81	51.0	$ 0.53	39.4	$ 0.41	216.5	$ 2.24
Gov't, class action, and related settlements	—		(0.8)		—		(0.9)		(1.7)	
Pro fees - acct, tax, and legal	1.6		2.0		4.0		1.7		9.3	
Provision for income tax expense	32.8		36.5		22.1		19.3		110.7	
Interest expense and amortization of debt discounts and fees	27.9		27.8		27.8		25.7		109.2	
Depreciation and amortization	26.4		26.4		27.4		27.5		107.7	
Loss on early extinguishment of debt	—		—		—		13.2		13.2	
Gain on consolidation of Fairlawn Rehabilitation Hospital	—		(27.2)		—		—		(27.2)	
Other, including net noncash loss on disposal or impairment of assets	1.3		1.7		2.7		1.0		6.7	
Stock-based compensation expense	7.3		7.0		5.0		4.6		23.9	
Encompass transaction costs	—		—		—		9.3		9.3	
Adjusted EBITDA[30]	$ 144.1		$ 152.7		$ 140.0		$ 140.8		$ 577.6	
Weighted average common shares outstanding:										
Basic		87.3		86.7		86.5		86.6		86.8
Diluted		100.9		100.6		100.5		100.8		100.7

34

Refer to pages 36-38 for end notes.

HEALTHSOUTH

35 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q2 6 Months Full-Year (Millions) 2015 2014 2015 2014 2014 2013 Net cash provided by operating activities $ 102.9 $ 128.0 $ 204.9 $ 235.1 $ 444.9 $ 470.3 Provision for doubtful accounts (10.9) (9.3) (22.5) (16.8) (31.6) (26.0) Professional fees—accounting, tax, and legal 0.1 2.0 2.3 3.6 9.3 9.5 Interest expense and amortization of debt discounts and fees 30.9 27.8 62.7 55.7 109.2 100.4 Equity in net income of nonconsolidated affiliates 2.3 2.6 3.9 6.9 10.7 11.2 Net income attributable to noncontrolling interests in continuing operations (17.3) (14.8) (33.8) (29.6) (59.7) (57.8) Amortization of debt-related items (3.0) (3.2) (6.3) (6.3) (12.7) (5.0) Distributions from nonconsolidated affiliates (1.8) (3.1) (3.7) (6.5) (12.6) (11.4) Current portion of income tax expense 3.4 3.0 6.9 6.6 13.3 6.3 Change in assets and liabilities 45.2 17.6 101.2 44.5 90.1 48.9 Net premium paid on bond issuance/redemption 11.8 — 3.8 — 4.3 1.7 Cash used in operating activities of discontinued operations 0.2 1.0 0.3 1.2 1.2 1.9 Reliant transaction costs 3.3 — 3.3 — — — Encompass transaction costs — — — — 9.3 — Other 2.4 1.1 2.6 2.4 1.9 1.6 Adjusted EBITDA 169.5 152.7 325.6 296.8 577.6 551.6

36 End Notes (1) CMS periodically retroactively updates Supplemental Security Income ("SSI") ratios that are used to determine the adjustments to Medicare payment rates for low-income patients. In June 2015, CMS updated ratios for fiscal year 2013, and we retroactively recorded adjustments to full-year 2013, full- year 2014, and YTD 2015. As a result, our net operating revenues were negatively impacted by approx. $5 million. (2) This is a settlement related to sexual harassment and other claims brought by eight former employees against another former employee. The settlement was not covered by insurance and is reported in "Other Operating Expenses" in Q1 2015. (3) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes (convertible into 8.2 million common shares) and our convertible perpetual preferred stock (converted into 3.3 million common shares on April 23, 2015). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 26.1084 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $38.30 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($45.96) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. There were 96,245 shares of preferred stock outstanding after the exchange transaction. On April 22, 2015, we delivered notice of the exercise of our rights to force conversion of all outstanding shares of the perpetual preferred stock (par value of $0.10 per share and liquidation preference of $1,000 per share) pursuant to the underlying certificate of designations. The effective date of the conversion was April 23, 2015. On that date, each share of preferred stock automatically converted into 33.9905 shares of our common stock (par value of $0.01 per share). We completed the forced conversion by issuing and delivering in the aggregate 3,271,415 shares of our common stock to the registered holders of the 96,245 shares of the preferred stock outstanding and paying cash in lieu of fractional shares due to those holders. (4) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth's ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (5) Current income tax expense was $3.4 million and $3.0 million for Q2 2015 and Q2 2014, respectively, and $6.9 million and $6.6 million for 6 months 2015 and 6 months 2014, respectively. (6) Earnings per share are determined using income from continuing operations attributable to HealthSouth. (7) The income allocated to participating securities and the convertible perpetual preferred dividends need to be subtracted from income from continuing operations to calculate basic earnings per share. (8) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.

37 (9) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not included in the diluted share count before 2015 since the strike price has historically been above the market price. In Q2 2015 and 6 months of 2015, we included 622,224 and 470,136 shares respectively, in the diluted share count using the treasury stock method. The increase in the diluted share count shown in the 2015 EPS guidance table is primarily related to the potential increase in shares associated with these warrants. (10) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow. (11) Beginning in Q1 2015, HealthSouth's legacy 25 home health agencies are included in the home health and hospice segment. The 2014 results for these agencies have been recast and reported in the 2014 results for the home health and hospice segment. The $72 million Adjusted EBITDA guidance does not include the Adjusted EBITDA contribution for HealthSouth's legacy home health agencies. (12) Cash interest expense is net of amortization of debt discounts and fees. (13) Capital expenditures for maintenance in 2014 were negatively impacted by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. (14) On July 17, 2014, the board of directors approved a $0.03 per share, or 16.7%, increase to the quarterly cash dividend on our common stock, bringing the quarterly cash dividend to $0.21 per common share. On July 16, 2015, the board of directors approved a $0.02 per share, or 9.5%, increase to the quarterly cash dividend on our common stock, bringing the quarterly cash dividend to $0.23 per common share. (15) The Encompass acquisition was funded using a combination of draws under the revolving credit facility and expanded term loan facility. (16) In January 2015, the Company issued an additional $400 million of its 5.75% senior notes due 2024 and used $250 million of the net proceeds to repay borrowings under its term loan facilities, with the remainder used to repay borrowings under its revolving credit facility. (17) In March 2015, the Company issued $300 million of 5.125% senior notes due 2023 and called all of its 8.125% senior notes due 2020 (approx. $290 million), which were funded in April 2015. (18) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. (19) The leverage ratio is based on trailing 4 quarter Adjusted EBITDA of $606.4 million and 2014 Adjusted EBITDA of $577.6 million. Pro forma 2015 leverage with trailing 4 quarters Encompass Adjusted EBITDA included would be approx. 3.3x. (20) Debt amounts do not include approx. $84 million of capital leases and approx. $40 million of other notes payable. (21) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method to a consolidated entity. (22) Medicare Advantage revenues represent approx. 8% of total revenues for all periods presented. End Notes, con't.

38 End Notes, con't. (23) Represents discharges from HealthSouth’s 108 consolidated hospitals in Q2 2015; 106 consolidated hospitals in Q1 2015 and Q4 2014; 102 consolidated hospitals in Q3 2014 and Q2 2014; and 101 consolidated hospitals in Q1 2014 (24) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (25) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (26) Represents home health admissions from 160 locations in Q2 2015 and 164 locations in Q1 2015. Encompass represented 135 locations in Q4 2014. (27) Represents hospice admissions from 21 locations in Q2 2015 and 20 locations in Q1 2015 and Q4 2014. (28) The Company purchased 9,119,450 common shares in Q1 2013 through a tender offer at a price of $25.50 per share. (29) 10 million warrants (pre-October 2006 reverse split) were issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. The warrants expired on January 16, 2014. The holders of these warrants chose both cash and cashless exercises into shares of our common stock. Prior to warrant expiration, 755,323 shares of our common stock were issued upon exercise between September 30, 2013 and January 16, 2014. (30) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. (31) Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock.